Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES THIRD QUARTER RESULTS
Adjusted Diluted Net Income of $0.43 per Unit
Cash Distribution of $0.43 per Unit
GAAP Diluted Net Income of $0.43 per Unit

New York, NY, October 22, 2015 – AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended September 30, 2015.
“During the third quarter, investors were sidelined by declining equity markets and uncertainty about the direction of US interest rates, growth in China and other global economies and commodity prices, which resulted in lower gross sales levels for AB,” said Peter S. Kraus, Chairman and Chief Executive Officer. “At the same time, however, asset retention improved across all three of our client channels and we remain net flow positive for the year-to-date.”

(US $ Thousands except per Unit amounts)	3Q 2015	3Q 2014	3Q 2015 vs 3Q 2014 % Change	2Q 2015	3Q 2015 vs 2Q 2015 % Change

Adjusted Financial Measures (1)
Net revenues	$626,191	$626,362	—%	657,360	(4.7%)
Operating income	$147,030	$149,149	(1.4)%	158,252	(7.1%)
Operating margin	23.5%	23.8%		24.1%
AB Holding Diluted EPU	$0.43	$0.45	(4.4)%	$0.48	(10.4%)
AB Holding cash distribution per Unit	$0.43	$0.45	(4.4)%	$0.48	(10.4%)

U.S. GAAP Financial Measures
Net revenues	$738,693	$749,748	(1.5)%	792,737	(6.8%)
Operating income	$142,051	$144,708	(1.8)%	164,922	(13.9%)
Operating margin	19.6%	19.9%		20.0%
AB Holding Diluted EPU	$0.43	$0.45	(4.4)%	$0.48	(10.4%)

(US $ Billions)
Assets Under Management
Ending AUM	462.9	473.0	(2.1%)	485.1	(4.6%)
Average AUM	476.2	479.0	(0.6%)	492.6	(3.3%)

(1)
The adjusted financial measures are all non-GAAP financial measures. See pages 12-14 for reconciliations of GAAP Financial Results to Adjusted Financial Results and page 15 for notes describing the adjustments.

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Kraus continued: “Most important, during these challenging times, we’ve continued to execute on our primary mission: delivering for clients with our service and offerings. We finished the third quarter with 88%, 87% and 93% of our fixed income assets in services that beat their benchmarks for the 1-, 3- and 5-year periods, respectively. In active equities, we were at 79% for the 1-year period, 81% for the 3-year and 62% for the 5-year. And in equity markets where we can truly demonstrate the value of our high conviction style of investing, and our ability to maximize upside capture and downside protection, our services are performing exactly as designed. Our Concentrated US Growth strategy is a top-quartile performer for the 1- and 3-year periods and top decile for the 5-year. And all four of the Strategic Core Equity services we’ve introduced in the past four years - US, Global, International and Emerging Markets - have top-quartile or better performance for the 1- and 3-year periods. Client interest remains high across a broad set of our strategies, and we achieved positive net flows in active equities despite the difficult backdrop. In Institutions, while our overall sales declined, our active equity gross sales of $1.3 billion were our highest since the fourth quarter of 2011, and we added more than $400 million in Concentrated Growth mandates to our Institutional pipeline. In Retail, investors moved away from credit across regions - but strong sales of diverse strategies like US Large Cap Growth, Global Bond and Muni SMA picked up some of the slack, and we were net flow positive in the US for the quarter, including our sub-advisory business. Our Retail clients are also redeeming less - our annualized redemption rate through September is the lowest it’s been since 2007. In Private Wealth, between our competitive investment performance and the new targeted services we continue to introduce - like an Early Stage Managers fund of funds offering that raised nearly $120 million in the third quarter - we’ve been able to grow our new client relationships by 17% so far this year and achieve multi-year-high asset retention levels. We’re also maintaining our strong position in institutional research. More than half of our US analysts were voted #1 or #2 in the 2015 Institutional Investor All-America survey. Finally, we remain as committed as ever to strengthening our financial position. Through strict cost control, we were able to keep our non-compensation expenses flat versus the prior-year period, and produce a 23.5% adjusted operating margin for the quarter."
Kraus concluded: “It’s hard to predict when the uncertainty that is undermining investors' confidence in the global markets will abate. In the meantime, we’ll continue to focus on delivering for our clients in any market environment. I am confident that we have the right talent, business mix and long-term strategy to keep them properly positioned for the long-term.”
The firm’s cash distribution per unit of $0.43 is payable on November 19, 2015, to holders of record of AB Holding Units at the close of business on November 2, 2015.
Market Performance
US and global equity markets were sharply lower in the third quarter, while US and global fixed income markets were positive. The S&P 500’s total return was (6.4)% in the third quarter, while the MSCI EAFE Index’s total return was (10.2)%. The Barclays US Aggregate Index returned 1.2% during the third quarter and the Barclays Global Aggregate ex US Index’s total return was 0.6%.

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Assets Under Management ($ Billions)
Total assets under management as of September 30, 2015 were $462.9 billion, down $22.2 billion, or 4.6%, from June 30, 2015, and down $10.1 billion, or 2.1%, from September 30, 2014.

	Institutions	Retail	Private Wealth Management	Total
Assets Under Management 9/30/15	$235.4	$152.6	$74.9	$462.9
Net Flows for Three Months Ended 9/30/15	$(0.9)	$(1.6)	$0.1	$(2.4)
Total net outflows were $2.4 billion, compared to the prior quarter’s net inflows of $2.2 billion and the prior-year period’s net inflows of $2.8 billion.
Net outflows from the Institutions channel were $0.9 billion, compared to net inflows of $3.5 billion in the second quarter of 2015. Institutions gross sales of $3.9 billion decreased 72% from the prior quarter’s $14.2 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $5.3 billion to $5.9 billion at September 30, 2015.
The Retail channel experienced third quarter 2015 net outflows of $1.6 billion, compared to the prior quarter’s $0.9 billion of net outflows. Retail gross sales of $7.9 billion decreased 14% sequentially from the second quarter’s $9.1 billion.
In the Private Wealth channel, net inflows were $0.1 billion, compared to net outflows of $0.4 billion in the previous quarter. Private Wealth gross sales decreased 23% to $1.1 billion from the prior quarter’s $1.5 billion.
Third Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation. These non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.

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Non-GAAP Earnings
This section discusses our third quarter 2015 non-GAAP financial results, as compared to the third quarter of 2014 and the second quarter of 2015. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information. The most directly comparable US GAAP items are reconciled to these non-GAAP items on pages 12-14 of this release.
Adjusted net revenues of $626 million were flat compared to the third quarter of 2014, as lower base and performance-based fees and higher investment losses were offset by higher Bernstein Research revenues. Sequentially, adjusted net revenues were down 5%, driven by lower base fees and performance-based fees and investment losses compared to the prior quarter’s investment gains, partly offset by higher Bernstein Research revenues. Bernstein Research revenues increased 13% from the third quarter of 2014 due to increased client activity in the US, Europe and Asia and increased 4% from the second quarter of 2015 due to increased client activity in the US and Europe, offset by a decline in Asia.
Adjusted operating expenses were $479 million for the third quarter, essentially flat compared to the prior-year period, as higher total compensation and benefits expense was offset by lower general and administrative (“G&A”) and promotion and servicing expenses. The year-over-year increase in total compensation and benefits expense was a result of higher base and incentive compensation, partially offset by lower commissions. Within G&A, the decrease was primarily due to lower trading error and occupancy expenses, partly offset by higher professional fees. The decrease in promotion and servicing expense was due to lower marketing expense, partly offset by higher trade execution fees.
Sequentially, adjusted operating expenses were down 4%, driven by lower compensation and benefits and promotion and servicing expenses, which were partly offset by higher G&A. The sequential decrease in total compensation and benefits expense was driven by lower incentive compensation, fringes and commissions, partly offset by higher base compensation. The decrease in promotion and servicing expense was driven by lower marketing and travel and entertainment expenses. The increase in G&A was due to higher professional fees, which offset lower trading error charges.
Adjusted operating income of $147 million decreased 1% from $149 million for the third quarter of 2014, and the adjusted operating margin decreased to 23.5% from 23.8%. On a sequential basis, adjusted operating income decreased 7% from $158 million, and the adjusted operating margin decreased from 24.1%.
Adjusted diluted net income per Unit was $0.43 compared to $0.45 in the third quarter of 2014 and $0.48 in the second quarter of 2015.

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US GAAP Earnings
Net revenues of $739 million were down 1% compared to the third quarter of 2014, as a result of lower distribution revenues and base fees and higher investment losses compared to the prior year period, partly offset by higher Bernstein Research revenues. Sequentially, net revenues decreased 7%, as a result of investment losses compared to investment gains in the prior period and lower base fees, performance-based fees and distribution revenues, again partly offset by higher Bernstein Research revenues.
Operating expenses were $597 million for the third quarter, down 1% year-over-year, due to lower promotion and servicing expense. Both employee compensation and benefits and G&A expenses were essentially flat compared to the prior year period. Promotion and servicing expense decreased from the prior-year period due primarily to lower distribution-related payments and marketing expense, partly offset by higher trade execution costs and amortization of deferred sales commissions. Within employee compensation and benefits expense, lower commissions were mostly offset by higher base and incentive compensation. Within G&A, lower trading error charges were offset by higher portfolio services and professional fees. The Company recorded a $1.7 million non-cash real estate charge during the third quarter of 2015 as part of its ongoing global real estate consolidation plan compared to a $1.0 million non-cash real estate credit in the third quarter of 2014.
On a sequential basis, operating expenses were down 5% as a result of lower employee compensation and benefits and promotion and servicing expenses. G&A expense was essentially flat compared to the second quarter. Employee compensation and benefits expense decreased due to lower incentive compensation and lower commissions and fringes, partly offset by higher base compensation. Promotion and servicing expense decreased as a result of lower distribution plan payments, marketing and travel and entertainment expenses. Within G&A, lower trading error charges and portfolio services expense were mostly offset by higher professional fees. The Company’s $1.7 million non-cash real estate charge in the current quarter compares to a $0.1 million non-cash real estate credit in the second quarter of 2015.
Operating income of $142 million for the third quarter of 2015 decreased 2% from $145 million for the third quarter of 2014 and decreased 14% from $165 million in the second quarter of 2015.
Diluted net income per Unit for the third quarter of 2015 was $0.43 compared to $0.45 in the third quarter of 2014 and $0.48 in the second quarter of 2015.
Headcount
As of September 30, 2015, we had 3,599 employees, compared to 3,447 employees as of September 30, 2014 and 3,565 employees as of June 30, 2015.
Unit Repurchases
During the three and nine months ended September 30, 2015, AB purchased 3.0 million and 3.8 million AB Holding Units for $82.1 million and $103.4 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 3.0 million and 3.7 million AB Holding Units for $82.1 million and $101.1 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards. During the three and nine months ended September 30, 2014, AB purchased approximately 0.1 million and 0.2 million AB Holding Units for $1.3 million and $5.4 million, respectively (on a trade date basis). These amounts reflect purchases from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.

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Third Quarter 2015 Earnings Conference Call Information
Management will review third quarter 2015 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, October 22, 2015. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1.    To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.
2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 51558048.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of third quarter 2015 financial and operating results on October 22, 2015.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 51558048.
Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2014 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of September 30, 2015, AB Holding owned approximately 36.2% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 63.4% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

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AB (The Operating Partnership)
Non-GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	3Q 2015	3Q 2014	3Q 2015 vs. 3Q 2014% Change	2Q 2015	3Q 2015 vs. 2Q 2015 % Change

Adjusted revenues:
Base fees	$481,984	$492,346	(2.1%)	$497,689	(3.2%)
Performance fees	1,823	2,853	(36.1%)	14,257	(87.2%)
Bernstein research services	127,065	112,147	13.3%	121,910	4.2%
Net distribution revenues	(3,684)	(3,580)	2.9%	(3,441)	7.1%
Net dividends and interest	5,329	4,599	15.9%	5,532	(3.7%)
Investments gains (losses)	(2,224)	(258)	762.0%	4,617	n/m
Other revenues	16,701	18,725	(10.8%)	17,426	(4.2%)
Total adjusted revenues	626,994	626,832	—%	657,990	(4.7%)
Less: interest expense	803	470	70.9%	630	27.5%
Total adjusted net revenues	626,191	626,362	—%	657,360	(4.7%)

Adjusted operating expenses:
Employee compensation and benefits	322,477	317,977	1.4%	337,058	(4.3%)
Promotion and servicing	44,000	45,190	(2.6%)	50,764	(13.3%)
General and administrative	105,360	106,525	(1.1%)	103,935	1.4%
Contingent payment arrangements	443	476	(6.9%)	442	0.2%
Interest	712	620	14.8%	736	(3.3%)
Amortization of intangible assets	6,411	6,551	(2.1%)	6,512	(1.6%)
Net income (loss) attributable to non-controlling interests	(242)	(126)	92.1%	(339)	(28.6%)
Total adjusted operating expenses	479,161	477,213	0.4%	499,108	(4.0%)

Adjusted operating income	147,030	149,149	(1.4%)	158,252	(7.1%)

Adjusted income taxes	10,281	9,053	13.6%	9,153	12.3%

Adjusted net income	$136,749	$140,096	(2.4%)	$149,099	(8.3%)

AB Holding Adjusted diluted EPU	$0.43	$0.45	(4.4%)	$0.48	(10.4%)

Ending headcount	3,599	3,447	4.4%	3,565	1.0%

Ending AUM (in billions)	$462.9	$473.0	(2.1%)	$485.1	(4.6%)
Average AUM (in billions)	$476.2	$479.0	(0.6%)	$492.6	(3.3%)

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AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	3Q 2015	3Q 2014	3Q 2015 vs. 3Q 2014 % Change	2Q 2015	3Q 2015 vs. 2Q 2015 % Change

GAAP revenues:
Base fees	$484,463	$493,650	(1.9%)	$501,667	(3.4%)
Performance fees	1,823	2,853	(36.1%)	14,257	(87.2%)
Bernstein research services	127,065	112,147	13.3%	121,910	4.2%
Distribution revenues	105,365	115,513	(8.8%)	111,850	(5.8%)
Dividends and interest	5,459	4,744	15.1%	5,667	(3.7%)
Investments gains (losses)	(10,326)	(6,278)	64.5%	11,993	n/m
Other revenues	25,647	27,589	(7.0%)	26,023	(1.4%)
Total revenues	739,496	750,218	(1.4%)	793,367	(6.8%)
Less: interest expense	803	470	70.9%	630	27.5%
Total net revenues	738,693	749,748	(1.5%)	792,737	(6.8%)

GAAP operating expenses:
Employee compensation and benefits	317,560	317,259	0.1%	337,640	(5.9%)
Promotion and servicing
Distribution-related payments	96,690	107,859	(10.4%)	102,578	(5.7%)
Amortization of deferred sales commissions	12,359	11,234	10.0%	12,713	(2.8%)
Other	52,789	54,054	(2.3%)	59,182	(10.8%)
General and administrative
General & administrative	107,996	107,967	—%	108,092	(0.1%)
Real estate (credits) charges	1,682	(980)	n/m	(80)	n/m
Contingent payment arrangements	443	476	(6.9%)	442	0.2%
Interest on borrowings	712	620	14.8%	736	(3.3%)
Amortization of intangible assets	6,411	6,551	(2.1%)	6,512	(1.6%)
Total operating expenses	596,642	605,040	(1.4%)	627,815	(5.0%)

Operating income	142,051	144,708	(1.8%)	164,922	(13.9%)

Income taxes	10,146	9,410	7.8%	9,153	10.8%

Net income	131,905	135,298	(2.5%)	155,769	(15.3%)

Net income (loss) of consolidated entities attributable to non-controlling interests	(3,071)	(4,500)	(31.8%)	6,675	n/m

Net income attributable to AB Unitholders	$134,976	$139,798	(3.4%)	$149,094	(9.5%)

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
(US $ Thousands)	3Q 2015	3Q 2014	3Q 2015 vs. 3Q 2014 % Change	2Q 2015	3Q 2015 vs. 2Q 2015 % Change

Equity in Net Income Attributable to AB Unitholders	$48,988	$49,876	(1.8%)	$54,409	(10.0%)
Income Taxes	6,301	5,742	9.7%	6,185	1.9%
Net Income	42,687	44,134	(3.3%)	48,224	(11.5%)

Additional Equity in Earnings of Operating Partnership (1)	301	409	(26.4%)	426	(29.3%)
Net Income - Diluted	$42,988	$44,543	(3.5%)	$48,650	(11.6%)
Diluted Net Income per Unit	$0.43	$0.45	(4.4%)	$0.48	(10.4%)
Distribution per Unit	$0.43	$0.45	(4.4%)	$0.48	(10.4%)

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	3Q 2015	3Q 2014	3Q 2015 vs. 3Q 2014 % Change	2Q 2015	3Q 2015 vs. 2Q 2015 % Change
AB L.P.
Period-end	270,030,040	269,450,334	0.2%	272,972,925	(1.1%)
Weighted average - basic	271,910,618	269,372,066	0.9%	272,857,719	(0.3%)
Weighted average - diluted	272,881,116	270,620,963	0.8%	274,110,553	(0.4%)
AB Holding L.P.
Period-end	97,772,578	97,160,178	0.6%	100,712,572	(2.9%)
Weighted average - basic	99,650,516	97,070,029	2.7%	100,577,659	(0.9%)
Weighted average - diluted	100,621,014	98,318,926	2.3%	101,830,493	(1.2%)

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | September 30, 2015
($ billions)
Ending and Average	Three Months Ended
	9/30/15	9/30/14
Ending Assets Under Management	$462.9	$473.0
Average Assets Under Management	$476.2	$479.0

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$244.2	$163.0	$77.9	$485.1
Sales/New accounts	3.9	7.9	1.1	12.9
Redemption/Terminations	(1.3)	(8.8)	(0.3)	(10.4)
Net Cash Flows	(3.5)	(0.7)	(0.7)	(4.9)
Net Flows	(0.9)	(1.6)	0.1	(2.4)
AUM Adjustments (3)	—	(0.2)	—	(0.2)
Transfers	(0.1)	—	0.1	—
Investment Performance	(7.8)	(8.6)	(3.2)	(19.6)
End of Period	$235.4	$152.6	$74.9	$462.9

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$115.4	$50.3	$215.1	$32.5	$10.0	$61.8	$485.1
Sales/New accounts	4.6	0.2	5.9	0.9	0.3	1.0	12.9
Redemption/Terminations	(3.3)	(0.2)	(5.4)	(0.7)	(0.1)	(0.7)	(10.4)
Net Cash Flows	(1.0)	(1.1)	(2.7)	(0.2)	0.3	(0.2)	(4.9)
Net Flows	0.3	(1.1)	(2.2)	—	0.5	0.1	(2.4)
AUM Adjustments (3)	—	—	—	(0.2)	—	—	(0.2)
Investment Performance	(10.6)	(4.0)	(2.4)	0.4	—	(3.0)	(19.6)
End of Period (2)	$105.1	$45.2	$210.5	$32.7	$10.5	$58.9	$462.9
(1) Includes index and enhanced index services.
(2) Includes multi-asset solutions and services and certain alternative investments.
(3) Represents adjustments to reported AUM for reporting methodology changes that don't represent inflows or outflows.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$139.2	$93.8	$73.1	$306.1
Non-U.S. Clients	96.2	58.8	1.8	156.8
Total	$235.4	$152.6	$74.9	$462.9

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Third Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$486,286		$(2,479)							$483,807
Bernstein research services	127,065									127,065
Distribution revenues	105,365	(109,049)								(3,684)
Dividend and interest income	5,459			(130)						5,329
Investment gains (losses)	(10,326)			5,273	2,829					(2,224)
Other revenues	25,647		(8,946)							16,701
Total revenues	739,496	(109,049)	(11,425)	5,143	2,829	—	—	—	—	626,994
Less: interest expense	803									803
	738,693	(109,049)	(11,425)	5,143	2,829	—	—	—	—	626,191

Employee compensation and benefits	317,560			4,917						322,477
Promotion and servicing	161,838	(109,049)	(8,789)							44,000
General and administrative	109,678		(2,636)			(1,682)				105,360
Contingent payment arrangements	443									443
Interest on borrowings	712									712
Amortization of intangible assets	6,411									6,411
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(242)	(242)
Total expenses	596,642	(109,049)	(11,425)	4,917	—	(1,682)	—	—	(242)	479,161
										—
Operating income	142,051	—	—	226	2,829	1,682	—	—	242	147,030
Income taxes	10,146			16		119				10,281
Net income	131,905	—	—	210	2,829	1,563	—	—	242	136,749
Net income (loss) of consolidated entities attributable to non-controlling interests	(3,071)				2,829				242	—
Net income attributable to AB Unitholders	$134,976	$—	$—	$210	$—	$1,563	$—	$—	$—	$136,749

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Third Quarter 2014 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$496,503		$(1,304)							$495,199
Bernstein research services	112,147									112,147
Distribution revenues	115,513	(119,093)								(3,580)
Dividend and interest income	4,744			(145)						4,599
Investment gains (losses)	(6,278)			1,646	4,374					(258)
Other revenues	27,589		(8,864)							18,725
Total revenues	750,218	(119,093)	(10,168)	1,501	4,374	—	—	—	—	626,832
Less: interest expense	470									470
Net revenues	749,748	(119,093)	(10,168)	1,501	4,374	—	—	—	—	626,362

Employee compensation and benefits	317,259			946				(228)		317,977
Promotion and servicing	173,147	(119,093)	(8,864)							45,190
General and administrative	106,987		(1,304)			980		(138)		106,525
Contingent payment arrangements	476									476
Interest on borrowings	620									620
Amortization of intangible assets	6,551									6,551
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(126)	(126)
Total expenses	605,040	(119,093)	(10,168)	946	—	980	—	(366)	(126)	477,213

Operating income	144,708	—	—	555	4,374	(980)	—	366	126	149,149
Income taxes	9,410			8		(370)		5		9,053
Net income	135,298	—	—	547	4,374	(610)	—	361	126	140,096
Net income (loss) of consolidated entities attributable to non-controlling interests	(4,500)				4,374				126	—
Net income attributable to AB Unitholders	$139,798	$—	$—	$547	$—	$(610)	$—	$361	$—	$140,096

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Second Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$515,924		$(3,978)							$511,946
Bernstein research services	121,910									121,910
Distribution revenues	111,850	(115,291)								(3,441)
Dividend and interest income	5,667			(135)						5,532
Investment gains (losses)	11,993			(362)	(7,014)					4,617
Other revenues	26,023		(8,597)							17,426
Total revenues	793,367	(115,291)	(12,575)	(497)	(7,014)	—	—	—	—	657,990
Less: interest expense	630									630
Net revenues	792,737	(115,291)	(12,575)	(497)	(7,014)	—	—	—	—	657,360

Employee compensation and benefits	337,640			(582)						337,058
Promotion and servicing	174,473	(115,291)	(8,418)							50,764
General and administrative	108,012		(4,157)			80				103,935
Contingent payment arrangements	442									442
Interest on borrowings	736									736
Amortization of intangible assets	6,512									6,512
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(339)	(339)
Total expenses	627,815	(115,291)	(12,575)	(582)	—	80	—	—	(339)	499,108

Operating income	164,922	—	—	85	(7,014)	(80)	—	—	339	158,252
Income taxes	9,153									9,153
Net income	155,769	—	—	85	(7,014)	(80)	—	—	339	149,099
Net income (loss) of consolidated entities attributable to non-controlling interests	6,675				(7,014)				339	—
Net income attributable to AB Unitholders	$149,094	$—	$—	$85	$—	$(80)	$—	$—	$—	$149,099

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AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

A.
Adjusted net revenues exclude distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe excluding distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We exclude amortization of deferred sales commissions from net revenues because such costs, over time, essentially offset our distribution revenues. These adjustments have no impact on operating income, but they do have an impact on our operating margin.

B.
We exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues from our adjusted net revenues. These fees have no impact on operating income, but they do have an impact on our operating margin.

C.
Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

D.
Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in net revenues and operating income while only retaining 10% is not reflective of our underlying financial results at the net revenue and operating income level. As a result, we exclude the 90% limited partner interests we do not own from our adjusted net revenues and adjusted operating income.

E.	Real estate (credits)/charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

F.	Recording changes in estimates of the contingent consideration associated with a 2010 acquisition have been excluded because this is not considered part of our core operating results.

G.
Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

H.	Net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AB.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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